Exhibit 99.2

[Alcoa logo]

FOR IMMEDIATE RELEASE

Investor Contact Roy Harvey (212) 836-2674	Media Contact Michael E. Belwood (812) 604-0530

Alcoa Announces Pricing of

$1,250,000,000 Notes Offering

New York, NY, April 13, 2011 — Alcoa today announced the pricing of its public offering of $1,250,000,000 aggregate principal amount of 5.40% Notes due April 15, 2021. The offering is expected to close on or about April 21, 2011.

Alcoa expects to receive aggregate net proceeds from this offering of approximately $1,241,275,000, after deducting underwriting discounts and estimated offering expenses.

Alcoa intends to use the net proceeds from this offering together with cash on hand, if necessary, to fund the purchase price of its 5.375% Notes due January 15, 2013 and 6.00% Notes due July 15, 2013 that are tendered and accepted for purchase in its tender offers launched on April 13, 2011, including the payment of applicable premiums and expenses. Alcoa intends to use any net proceeds remaining after this offering for general corporate purposes, which may include the repayment or repurchase of certain of the company’s other outstanding indebtedness.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated are acting as representatives of the underwriters and, along with Credit Suisse Securities (USA) LLC and RBS Securities Inc., as bookrunners of the offering of the notes.

This news release shall not constitute an offer to sell or a solicitation to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which may be obtained by visiting the SEC’s website at www.sec.gov or by contacting (i) Citigroup Global Markets Inc., toll-free at (877) 858-5407, (ii) J.P. Morgan Securities LLC, collect at (212) 834-4533, (iii) Morgan Stanley & Co. Incorporated, toll-free at (866) 718-1649, (iv) Credit Suisse Securities (USA) LLC, toll-free at (800) 221-1037, or (v) RBS Securities Inc., toll-free at (866) 884-2071.

About Alcoa

Alcoa is the world’s leading producer of primary and fabricated aluminum, as well as the world’s largest miner of bauxite and refiner of alumina. In addition to inventing the modern-day aluminum industry, Alcoa innovation has been behind major milestones in the aerospace, automotive, packaging, building and construction, commercial transportation, consumer electronics and industrial markets over the past 120 years. Among the solutions Alcoa markets are flat-rolled products, hard alloy extrusions, and forgings, as well as Alcoa® wheels, fastening systems, precision and investment castings, and building systems in addition to its expertise in other light metals such as titanium and nickel-based super alloys. Sustainability is an integral part of Alcoa’s operating practices and the product design and engineering it provides to customers. Alcoa has been a member of the Dow Jones Sustainability Index for nine consecutive years and approximately 75 percent of all of the aluminum ever produced since 1888 is still in active use today. Alcoa employs approximately 59,000 people in 31 countries across the world. More information can be found at www.alcoa.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “forecasts,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance or achievement of enhancements in debt maturity profile. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors and are not guarantees of future performance. Actual results, performance, or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) unfavorable changes in general business and economic conditions; (c) disruptions or volatility in the global financial markets; and (d) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2010 and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.